Exhibit 10.1

Replacement Capital Covenant, dated as of September 27, 2006 (this “Replacement Capital Covenant”), by Nelnet, Inc., a Delaware corporation (together with its successors and assigns, the “Corporation”), in favor of and for the benefit of each Covered Debtholder (as defined below).

Recitals

A. On the date hereof, the Corporation is issuing $200,000,000 aggregate principal amount of its 7.400% Fixed-to-Floating Capital Efficient Notes (the “CENts”).

B. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Prospectus Supplement, dated September 22, 2006, relating to the CENts (together with the Prospectus, dated May 12, 2005 attached thereto, the “Prospectus Supplement”).

C. The Corporation is entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

D. The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

NOW, THEREFORE, the Corporation hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.

SECTION 1.  Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.

SECTION 2.  Limitations on Redemption and Repurchase of CENts. The Corporation hereby promises and covenants to and for the benefit of each Covered Debtholder that the Corporation shall not repay, redeem or repurchase all or any part of the CENts on or before September 15, 2051 except to the extent that the principal amount repaid or the applicable redemption or repurchase price does not exceed the sum of the following amounts:

(i)  the Applicable Percentage of the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date from the sale of Common Stock and rights to acquire Common Stock (including Common Stock and rights to acquire Common Stock issued pursuant to the Corporation’s reinvestment plan or employee benefit plans) to Persons other than the Corporation and its Subsidiaries; plus

(ii)  100% of the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date from the sale of

Mandatorily Convertible Preferred Stock and Debt Exchangeable for Equity to Persons other than the Corporation and its Subsidiaries; plus

(iii)  100% of the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date from the sale of Qualifying Capital Securities to Persons other than the Corporation and its Subsidiaries.

SECTION 3.  Covered Debt. (a) The Corporation represents and warrants that the Initial Covered Debt is Eligible Debt.

(b)  On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:

(i)  the Corporation shall identify each series of its then outstanding long-term indebtedness for money borrowed that is Eligible Debt;

(ii)  if only one series of the Corporation’s then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(iii)  if the Corporation has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest occurring final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the next Redesignation Date;

(iv)  the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii), (iii), (iv) or (v) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and

(v)  in connection with such identification of a new series of Covered Debt, the Corporation shall give the notice provided for in Section 3(c) within the time frame provided for in such section.

(c)  Notice. In order to give effect to the intent of the Corporation described in Recital C, the Corporation covenants that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (A) give notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (B) file a copy of this Replacement Capital Covenant with the Commission as an Exhibit to a Form 8-K under the Securities Exchange Act; (ii) so long as the

Corporation is a reporting company under the Securities Exchange Act, the Corporation will include in each annual report filed with the Commission on Form 10-K under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Form 10-K is filed with the Commission; (iii) if a series of the Corporation’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, give notice of such occurrence within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and report such change in the Corporation’s next quarterly report on Form 10-Q or annual report on Form 10-K, as applicable; (iv) if, and only if, the Corporation ceases to be a reporting company under the Securities Exchange Act, post on its website the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c); and (v) promptly upon request by any Holder of Covered Debt, provide such Holder with an executed copy of this Replacement Capital Covenant.

SECTION 4.  Termination, Amendment and Waiver. (a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) September 15, 2051, (ii) the date, if any, on which the Holders of a majority by principal amount of the then effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Corporation hereunder and (iii) the date on which the Corporation ceases to have any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (ii) of the definition of each such term). From and after the Termination Date, the obligations of the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect.

(b)  This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation with the consent of the Holders of at least a majority by principal amount of the then effective series of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Corporation (and without the consent of the Holders of the then effective series of Covered Debt) if (i) the effect of such amendment or supplement is solely to impose additional restrictions on the ability of the Corporation to repay, redeem or repurchase CENts in any circumstance or (ii) such amendment or supplement is not adverse to the holders of the then effective series of Covered Debt and an officer of the Corporation has delivered to the Holders of the then effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Holders of any series of Covered Debt.

(c)  For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Corporation under this Replacement Capital Covenant shall be the Holders of the then effective Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes that such termination, amendment or supplement becomes effective.

SECTION 5.  Miscellaneous. (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

(b)  This Replacement Capital Covenant shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time to time (it being understood and agreed by the Corporation that any Person who is a Covered Debtholder at the time such Person acquires, holds or sells Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt).

(c)  All demands, notices, requests and other communications to the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation by a national or international courier service, on the date of receipt by the Corporation (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Corporation at the address set forth below, or at such other address as the Corporation may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:

Nelnet, Inc. 121 South 13th Street, Suite 201 Lincoln, Nebraska 68508 Attention: Terry J. Heimes, Chief Financial Officer

IN WITNESS WHEREOF, the Corporation has caused this Replacement Capital Covenant to be executed by its duly authorized officer, as of the day and year first above written.

Nelnet, Inc. By:
Name:
Title:

Schedule I

Definitions

“Applicable Percentage” means one divided by (a) 75% with respect to any repayment, redemption or repurchase on or prior to September 15, 2011, (b) 50% with respect to any repayment, redemption or repurchase after September 15, 2011 and on or prior to September 15, 2031 and (c) 25% with respect to any repayment, redemption or repurchase after September 15, 2031 and prior to September 15, 2051.

“Business Day” means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or, on or after September 29, 2011, a day that is not a London business day. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“CENts” has the meaning specified in Recital A.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means common stock of the Corporation (including treasury shares of common stock and shares of common stock sold pursuant to the Corporation’s dividend reinvestment plan and employee benefit plans).

“Corporation” has the meaning specified in the introduction to this instrument.

“Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

“Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells long-term indebtedness for money borrowed of the Corporation during the period that such long-term indebtedness for money borrowed is Covered Debt.

“Debt Exchangeable for Equity” means a security (or combination of securities) that:

(i) gives the holder a beneficial interest in (a) debt securities of the Corporation that are Non-Cumulative and that are the most junior subordinated debt of the Corporation (or rank pari passu with the most junior subordinated debt of the Corporation) and (b) a fractional interest in a stock purchase contract;

(ii) includes a remarketing feature pursuant to which the subordinated debt of the Corporation is remarketed to new investors commencing within five years from the date of issuance of the security or earlier in the event of an early settlement event based on one or more financial tests set forth in the terms of such securities or related transaction agreements;

(iii) provides for the proceeds raised in the remarketing to be used to purchase Qualifying Non-Cumulative Preferred Stock;

(iv) includes a replacement capital covenant substantially similar to this Replacement Capital Covenant, provided that such replacement capital covenant will apply to such security (or combination of securities) and to the Qualifying Non-Cumulative Preferred Stock and will not include Debt Exchangeable for Equity in the definition of Qualifying Capital Securities”; and

(v) after the issuance of such Qualifying Non-Cumulative Preferred Stock, provides the holder of the security with a beneficial interest in such Qualifying Non-Cumulative Preferred Stock.

“Distribution Date” means, as to any securities or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any securities or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

“Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Corporation.

“Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.

“Eligible Senior Debt” means, at any time in respect of any issuer, each series of outstanding long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks subordinate to the issuer’s then outstanding series of indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt.

“Indenture” means the Indenture, dated as of September 27, 2006, between the Corporation and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the supplemental indenture dated as of September 27, 2006.

“Initial Covered Debt” means the Corporation’s 5.125% Senior Notes due 2010.

“Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the Corporation has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the Corporation under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the Corporation will  redeem or repurchase such securities only with the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or repurchase that are as or more equity-like than the securities then being redeemed or repurchased, raised within 180 days prior to the applicable redemption or repurchase date.

“Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Common Stock of the Corporation within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Mandatory Trigger Provision” means as to any security or combination of securities (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that (A) require, or at its option in the case of Non-Cumulative perpetual preferred stock permit, the issuer of such securities to make payment of Distributions on such securities only pursuant to the issuance and sale of Common Stock or rights to purchase Common Stock up to a maximum of 2% of the Corporation’s market capitalization or Qualifying Non-Cumulative Preferred Stock of the Corporation, within two years of a failure by the Corporation to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that (i) the amount of Qualifying Non-Cumulative Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed 25% of the liquidation or principal amount of such securities, and (ii) if the Mandatory Trigger Provision requires such issuance and sale within one year of such failure and the securities include an Optional Deferral Provision, such Mandatory Trigger Provision need not limit the issuance of Common Stock or rights to purchase Common Stock to a maximum of 2% of the Corporation’s market capitalization, (B) prohibit the Corporation from repurchasing any of its Common Stock prior to the date six months after the issuer applies the net proceeds of the sales described in clause (A) to pay such unpaid Distributions in full and (C) upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the Corporation, limit the claim of the holders of such securities (other than Non-Cumulative perpetual preferred stock) for Distributions that accumulate during a period in which the Corporation fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (A) above of securities other than Common Stock or rights to acquire Common Stock or (y) two years of accumulated and unpaid Distributions (including compounded amounts thereon) in all other cases. No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision or as a result of the issuer’s exercise of its right under an Optional Deferral Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

“Market Disruption Events” means one or more events or circumstances substantially similar to those listed as “Market Disruption Events” in the Supplemental Indenture.

“Measurement Date” means, with respect to any repayment, redemption or repurchase of CENts, the later of (a) the date 180 days prior to delivery of notice of such repayment or redemption or the date of such repurchase and (b) to the extent the CENts remain outstanding after September 15, 2036, the most recent date, if any, on which a notice of repayment or redemption was delivered in respect of, or on which the Corporation repurchased, any CENts.

“Non-Cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic Distributions or interest payments without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies. Securities that include either (i) provisions requiring the Corporation to issue Non-Cumulative perpetual preferred stock and Common Stock or rights to purchase Common Stock and apply the proceeds to pay unpaid Distributions on terms substantially similar to the terms of the alternative payment mechanism described in Section 2.1(j) of the Supplemental Indenture or (ii) a Mandatory Trigger Provision shall also be deemed to be “Non-Cumulative” for all purposes of this Replacement Capital Covenant other than the definition of “Qualifying Non-Cumulative Preferred Stock”.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act.

“Optional Deferral Provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the following effect:

(a) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to 5 years or, if an event substantially similar to a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and the obligation described in clause (b) below; and

(b) if the issuer of such securities has exhausted its right to defer Distributions and no event substantially similar to a Market Disruption Event is continuing, the issuer will be obligated to issue rights to purchase common stock and/or Non-Cumulative perpetual preferred stock in an amount such that the net proceeds of such sale equal or exceed the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and to apply the net proceeds of such sale to pay such unpaid Distributions in full.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies:

(a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and

(b) complete or partial prohibitions on the issuer paying Distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus Supplement” has the meaning specified in Recital C.

“Qualifying Capital Securities” means securities (other than Common Stock, rights to acquire Common Stock and securities convertible into Common Stock, such as Mandatorily Convertible Preferred Stock and Debt Exchangeable for Equity) that, in the determination of the Corporation’s Board of Directors, reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:

(i) in connection with any redemption or repurchase of CENts on or prior to September 15, 2011:

(A) securities issued by the Corporation or its Subsidiaries that (a) rank pari passu with or junior to the CENts upon the liquidation, dissolution or winding-up of the Corporation, (b) have terms that are substantially similar to the terms of the CENts and guarantees described in this Prospectus Supplement and the attached prospectus and (c) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure;

(B) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon the liquidation, dissolution or winding up of the Corporation, (2) are Non-Cumulative, (3) have no maturity or a maturity of at least 55 years and (4) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure; or

(C) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu or junior to other preferred stock of the issuer, (2) have no maturity or a maturity of at least 40 years, (3) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and (4) have a Mandatory Trigger Provision; or

(ii) in connection with any repayment, redemption or repurchase of CENts after September 15, 2011 and on or prior to September 15, 2031:

(A) all securities described under clause (i) of this definition;

(B) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding up of the Corporation, (2) have an Optional Deferral Provision or a Ten-Year Optional Deferral Provision, (3) have no maturity or a maturity of at least 55 years and (4) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant;

(C) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding up of the Corporation, (2) are Non-Cumulative and (3) have no maturity or a maturity of at least 55 years and are subject to Intent-Based Replacement Disclosure;

(D) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding up of the Corporation, (2) are Non-Cumulative, (3) have no maturity or a maturity of at least 40 years and (4) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure;

(E) securities issued by the Corporation or its Subsidiaries that (1) would rank junior to all of the senior and subordinated debt of the Corporation other than the CENts, (2) have a Mandatory Trigger Provision and (3) have no maturity or a maturity of at least 55 years and are subject to Intent-Based Replacement Disclosure;

(F) cumulative preferred stock issued by the Corporation or its Subsidiaries that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (B) (1) has no maturity or a maturity of at least 55 years and (2) is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant; or

(G) other securities issued by the Corporation or its Subsidiaries that (A) rank upon a liquidation, dissolution or winding-up of the Corporation either (1) pari passu with or junior to the CENts or (2) pari passu with the claims of the Corporation’s trade creditors and junior to all of the Corporation’s long-term indebtedness for money borrowed (other than the Corporation’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of the Corporation); and (B) either (x) have no maturity or a maturity of at least 40 years, are subject to Intent-Based Replacement Disclosure and have a Mandatory Trigger Provision and or (y) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and have a Mandatory Trigger Provision; or

(iii) in connection with any repayment, redemption or repurchase of CENts at any time after September 15, 2031:

(A) all securities described under clauses (i) or (ii) of this definition;

(B) preferred stock issued by the Corporation that (1) has no maturity or a maturity of at least 55 years and is subject to Intent-Based Replacement Disclosure and (2) has an Optional Deferral Provision or a Ten-Year Optional Deferral Provision;

(C) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding up of the Corporation, (2) either (A) have no maturity or a maturity of at least 55 years and are subject to Intent-Based Replacement Disclosure or (B) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and (3) have an Optional Deferral Provision or a Ten-Year Optional Deferral Provision;

(D) securities issued by the Corporation or its Subsidiaries that (1) would rank junior to all of the senior and subordinated debt of the Corporation other than the CENts, (2) have a Mandatory Trigger Provision and (3) have no maturity or a maturity of at least 30 years and are subject to Intent-Based Replacement Disclosure; or

(E) cumulative preferred stock issued by the Corporation or its Subsidiaries that either (1) has no maturity or a maturity of at least 55 years and is subject to Intent-Based Replacement Disclosure or (2) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant.

“Qualifying Non-Cumulative Preferred Stock” means Non-Cumulative perpetual preferred stock of the Corporation or its Subsidiaries that ranks pari passu with or junior to other preferred stock of the issuer, and, for purposes of clause (a) of the definition of Mandatory Trigger Provision, contains no remedies other than Permitted Remedies and is either subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or has a Mandatory Trigger Provision and is subject to Intent-Based Replacement Disclosure.

“Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if the Corporation elects to redeem, or the Corporation or a Subsidiary of the

Corporation elects to repurchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption or repurchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption or repurchase date and (c) if such Covered Debt is not Eligible Subordinated Debt, the date on which the Corporation issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.

“Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

“Supplemental Indenture” means the Supplemental Indenture, dated as of September 27, 2006, between the Corporation and Deutsche Bank Trust Company Americas, as Trustee.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

“Ten-Year Optional Deferral Provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect that the issuer of such securities thereof may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to ten years without any remedy other than Permitted Remedies.

“Termination Date” has the meaning specified in Section 4(a).